Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-228028), of Royale Energy, Inc. (the “Company”) of our report dated July 10, 2026, relating to the consolidated financial statements which appears in this Annual Report on Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, P.C.

(Formerly HORNE LLP)

Houston, Texas

July 10, 2026